As filed with the Securities and Exchange Commission on July 30, 1997. Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                              AMENDED FORM S-8

                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                            CAMDEN PROPERTY TRUST
           (Exact Name of Registrant as Specified in its Charter)

             TEXAS                                       76-6088377
  (State or Other Jurisdiction                       (I.R.S. Employer
 of Incorporation or Organization)                Identification Number)

  3200 Southwest Freeway, Suite 1500                        77027
         Houston, Texas                                   (Zip Code)
(Address of Principal Executive Officers)

            1993 SHARE INCENTIVE PLAN OF CAMDEN PROPERTY TRUST
                         (Full Title of the Plan)

                             RICHARD J. CAMPO
                          CHIEF EXECUTIVE OFFICER
                           CAMDEN PROPERTY TRUST
                          3200 SOUTHWEST FREEWAY
                                SUITE 1500
                           HOUSTON, TEXAS 77027
                  (Name and Address of Agent for Service)

                             (713) 964-3555
      (Telephone Number, Including Area Code, of Agent for Service)

                               Copies to:
                            BRYAN L. GOOLSBY
                              GINA E. BETTS
                       LIDDELL, SAPP, ZIVLEY, HILL
                            & LaBOON, L.L.P.
                       2200 ROSS AVENUE, SUITE 900
                          DALLAS, TEXAS  75201

                      CALCULATION OF REGISTRATION FEE

                                Proposed      Proposed
                                Maximum       Maximum
                     Amount     Offering      Aggregate    Amount of
Tile of Securities   to be      Price         Offering     Registration
to be registered (1) Registered Per Share     Price (2)    Fee (3)
-------------------  ---------- ---------  --------------  ------------
Common Shares of
Beneficial Interest,  1,713,234   $30.75   $52,681,945.50  $15,964.00
par value              shares
$0.01 per share

(1) Consists of Common Shares of Beneficial Interest of the Registrant which are issuable pursuant to the Registrant's 1993 Share Incentive Plan.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Calculated pursuant to Rule 457(o).

                         EXPLANATORY NOTE

     This Registration Statement on Form S-8 is filed in order to register an additional 1,713,234 common shares of beneficial interest, par value $.01 per share, of Camden Property Trust for issuance pursuant to the 1993 Share Incentive Plan (the "Plan"). The contents of that earlier Registration Statement (Registration No. 33-80230), which registered 1,450,000 shares for issuance under the Plan and the Agreements and was filed on June 15, 1994, are hereby incorporated by reference.

                            SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 31th day of July, 1997.


                                   CAMDEN PROPERTY TRUST


                                   /s/ Richard J. Campo
                                   -----------------------
                                   Richard J. Campo
                                   Chief Executive Officer


Each person whose signature appears below constitutes and appoints Richard J. Campo, D. Keith Oden and G. Steven Dawson, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys- in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                     Title                         Date

/s/ Richard J. Campo
---------------------
Richard J. Campo        Chairman of the Board              July 30, 1997
                          of Trust Managers,
                        Chief Executive Officer
                          and Trust Manager

/s/ D. Keith Oden
---------------------
D. Keith Oden           President, Chief Operating         July 30, 1997
                        Officer and Trust Manager

/s/ G. Steven Dawson
---------------------
G. Steven Dawson        Senior Vice-President - Finance,   July 30, 1997
                           Chief Financial Officer,
                          Treasurer and  Assistant
                               Secretary

/s/ William R. Cooper
---------------------
William R. Cooper             Trust Manager                July 30, 1997

/s/ George A. Hrdlicka
---------------------
George A. Hrdlicka            Trust Manager                July 30, 1997

/s/ Lewis A. Levey
---------------------
Lewis A. Levey                Trust Manager                July 30, 1997

/s/ F. Gardner Parker
---------------------
F. Gardner Parker             Trust Manager                July 30, 1997

/s/ Steven A. Webster
---------------------
Steven A. Webster             Trust Manager                July 31, 1997

                              EXHIBIT INDEX


EXHIBIT NUMBER                 DESCRIPTION
--------------        --------------------------------------

    5.1*              Opinion of Liddell, Sapp, Zivley, Hill
                        & LaBoon, L.L.P.

   23.1*              Consent of Liddell, Sapp, Zivley, Hill
                        & LaBoon, L.L.P.
                        (included in Exhibit 5.1 hereto).

   23.2*              Consent of Deloitte & Touche LLP.



* Filed herewith.